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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in the Prospectus/Proxy Statement forming a part of the Registration Statement on Form S-4 filed by National City Bancshares, Inc. of our report dated January 7, 1998, on our audit of the consolidated balance sheet of Illinois One Bancorp Inc. and subsidiary, as of June 30, 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the two years ended June 30, 1997. We also consent to the reference to our firm under the caption "Experts" in the Prospectus/Proxy Statement.

/s/ KPMG PEAT MARWICK LLP
St. Louis, Missouri
March 30, 1998